UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2008

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 15, 2008, the Board of Directors approved the promotion of James A. (Ja) Hillebrand (age 39), to the position of President of S.Y. Bancorp and Stock Yards Bank & Trust Company, assuming that title from David Heintzman, who continues as Chairman and Chief Executive Officer of the Company.  Hillebrand most recently served as Executive Vice President and Director of Private Banking.  In his new role, Hillebrand, a 12-year veteran of Stock Yards Bank & Trust, will be responsible for overseeing commercial banking and private banking, along with all retail banking, including the residential mortgage company.  He also has been appointed to the Company's Board of Directors, effective July 21, 2008, increasing to 12 the number of board members.

Hillebrand joined Stock Yards Bank & Trust in 1996 as a Vice President in the Private Banking Group.   From 2000 through 2004, he served as Senior Vice President-Private Banking and has served as Executive Vice President and Director of Private Banking from 2005 to present.

There were no understandings or arrangements with any person regarding Hillebrand's appointment as President and as a director, and there are no family relationships between he and any other officer or director of the Company.  He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.

ITEM 8.01     OTHER EVENTS.

On July 21, 2008, S.Y. Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing promotions within its top management.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits

99.1 Press Release dated July 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 21, 2008	S.Y. BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer